SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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VILLAGE SUPER MARKET, INC.

733 Mountain Avenue

Springfield, New Jersey 07081

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 16, 2016

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on December 16, 2016

The Proxy Statement and 2016 Annual Report are available at

http://www.astproxyportal.com/ast/12706

The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081 on Friday, December 16, 2016 at 10:00 A.M. for the following purposes:

(1)	To elect eleven directors for the ensuing year;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm (“independent auditors”) for the 2017 fiscal year;

(3)	To approve the Village Super Market, Inc. 2016 stock plan; and

To transact any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 14, 2016 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the Board of Directors,

                                     WILLIAM SUMAS,

Secretary

October 31, 2016

VILLAGE SUPER MARKET, INC.

733 Mountain Avenue

Springfield, New Jersey 07081

PROXY STATEMENT

December 16, 2016

Annual Meeting of Shareholders

This Proxy Statement and the accompanying form of proxy are being furnished to shareholders of Village Super Market, Inc. (the “Company”) in connection with the solicitation by and on behalf of the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on December 16, 2016 at 10:00 a.m. and at all postponements or adjournments thereof. You may obtain directions to the Company’s corporate headquarters by contacting investor relations by telephone at (973) 467-2200 extension 218 or by e-mail at john.vanorden@wakefern.com. This Proxy Statement was mailed and/or made available to shareholders on or about October 31, 2016.

At the close of business on October 14, 2016, the Company had outstanding and entitled to vote 9,843,625 shares of Class A common stock, no par value (“Class A Stock”), and 4,319,256 shares of Class B common stock, no par value (“Class B Stock”). The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 14, 2016 are entitled to vote at this meeting.

All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of the Board of Directors’ nominees for directors, to ratify the selection of KPMG LLP as independent auditors and to approve the Village Super Market, Inc. 2016 stock plan. Management does not know of any other matter to be brought before the Annual Meeting.

Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of votes cast is required for approval. Abstentions and proxies submitted by brokers with a “not voted” direction will not be counted as votes cast with respect to each matter.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to the Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

You may own common shares in one or both of the following ways — either directly in your name as the shareholder of record, or indirectly through a broker, bank or other holder of record in “street name.” If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by completing the voting instruction form that accompanies your proxy materials. If you hold shares in street name and wish to vote your shares directly, you must contact your broker, bank or other holder of record to obtain the instructions and documentation required. Regardless of how you hold your shares, we invite you to attend the Meeting.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock; (ii) each director of the Company; (iii) the named executive officers; and (iv) all directors and executive officers of the Company as a group:

Name	Class A Stock(1)			Class B Stock(1)
	Shares Owned		Percentage of Class(3)	Shares Owned		Percentage of Class(4)
James Sumas(2)	97,642	(5)(6)(13)	1.0	1,109,320	(8)(11)(19)	25.7
Robert Sumas(2)	107,367	(5)(6)(12)	1.1	908,484	(9)(12)(18)	21.0
William Sumas(2)	236,711	(5)(10)	2.4	521,296		12.1
John P. Sumas(2)	170,711		1.7	470,480		10.9
Nicholas Sumas(2)	157,350	(12)	1.6	761,382	(12)(20)	17.6
John J. Sumas(2)	120,808		1.2	151,045		3.5
Kevin Begley	42,444		.4	—		—
Peter R. Lavoy	25,228		.3	—		—
Stephen F. Rooney	5,200		.1	—		—
Steven Crystal	935,566	(7)(16)	9.5	440,320	(7)(16)	10.2
David C. Judge	5,100		.1	—		—
John L. Van Orden	12,000		.1	—		—
All directors and executive officers as a group (13 persons)	1,828,899		18.6	3,854,091		89.2
Estate of Perry Sumas(2)(17)	335,296		3.4	—		—
Sumas Family Group(2)	1,135,997		11.5	3,413,771		79.0
Kayne Anderson Rudnick Investment Management LLC	646,865	(15)	6.6	—		—
Royce & Associates	1,255,305	(14)	12.8	—		—
Crystal Family Foundation	800,000	(16)	8.1	216,940	(16)	5.0

(1)	Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
(2)	Seven persons comprise the Sumas Family Group. The Sumas Family Group beneficially owns 1,135,997 shares of Class A Stock and 3,413,771 shares of Class B Stock, or 66.5% of the combined voting power. By virtue of the existence of this “group”, the Company is a controlled company under the corporate governance rules of NASDAQ. The address of each of these seven persons is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
(3)	Based upon 9,843,625 shares of Class A Stock outstanding.
(4)	Based upon 4,319,256 shares of Class B Stock outstanding.
(5)	Includes 22,704 shares held by the Company’s pension trust of which William Sumas, James Sumas and Robert Sumas are trustees.
(6)	Includes 3,976 shares held by a charitable trust of which James Sumas and Robert Sumas are trustees.
(7)	Includes 111,266 Class A and 223,380 Class B shares held by a decedent trust and a GRAT, of which Mr. Crystal is the trustee.
(8)	Includes 11,760 shares owned jointly by Mr. and Mrs. James Sumas; 39,820 shares owned by Mrs. James Sumas; and 13,120 shares held by Mr. and Mrs. James Sumas as custodians for their children.
(9)	Includes 108,572 shares owned by Mrs. Robert Sumas.
(10)	Includes 99,353 shares held in the name of William Sumas as trustee of a Trust for the benefit of the grandchildren of Perry Sumas.
(11)	Includes 299,214 shares held by various family trusts, of which James Sumas or his wife are the trustees.

(12)	Includes 40,504 Class A and 508,236 Class B shares held by a family LLC, of which Robert Sumas and Nicholas Sumas are managers. Nicholas Sumas, his wife and trusts for their minor children own 55.3% of the LLC.
(13)	Includes 15,368 shares owned by Mrs. James Sumas.
(14)	As reported in a Schedule 13G dated January 26, 2016, Royce and Associates, LLC may be deemed to be the beneficial owner of 1,255,305 shares of the Company. Royce’s address is 745 Fifth Avenue, New York, NY 10151.
(15)	As reported in a Schedule 13G dated February 9, 2016, Kayne Anderson Rudnick Investment Management LLC may be deemed to be the beneficial owner of 646,865 shares of the Company. Kayne Anderson Rudnick’s address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(16)	Steven Crystal’s shares include 800,000 Class A and 216,940 Class B shares owned by the Crystal Family Foundation. Mr. Crystal is the sole trustee of the foundation.
(17)	Linda Blatt and Patty Anagnostis, daughters of Perry Sumas, are the Executrixes of the estate of Perry Sumas.
(18)	Includes 200,000 shares held by the Nicholas Sumas Grandchildren Trust for the benefit of Robert Sumas’s children, of which Robert Sumas is the Trustee.
(19)	Includes 200,000 shares held by the Nicholas Sumas Grandchildren Trust for the benefit of James Sumas’s children, of which James Sumas is the Trustee.
(20)	Includes 133,120 shares held by two Trusts for the benefit of the grandchildren of Robert Sumas, of which Nicholas Sumas is a co-trustee.

ELECTION OF DIRECTORS

The following eleven persons will be nominated by the Board of Directors of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. James Sumas and Robert Sumas are brothers. William Sumas and John P. Sumas are brothers. James Sumas is the father of John J. Sumas. Robert Sumas is the father of Nicholas Sumas. The other nominees are not related.

NOMINEES

The following table sets forth information concerning the nominees for director:

Name	Age	Position with the Company
James Sumas	83	Chief Executive Officer and Chairman of the Board of Directors
Robert Sumas	75	President and Director
William Sumas	69	Executive Vice President, Vice Chairman of the Board of Directors and Secretary
John P. Sumas	67	Executive Vice President and Director
Nicholas Sumas	47	Chief Marketing Officer and Director
John J. Sumas	46	Chief Operating Officer, General Counsel and Director
Kevin Begley	58	Director
Steven Crystal	60	Director
David C. Judge	55	Director
Peter R. Lavoy	75	Director
Stephen F. Rooney	54	Director

James Sumas was elected Chairman of the Board in 1989. He was named Chief Executive Officer in 2002. He has served variously as Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas served as Vice Chairman of Wakefern Food Corporation and was a member of its Board of Directors for over 30 years. Mr. Sumas also is the Chairman of Wakefern’s Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern’s Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern’s supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern’s Trade Name and Trademark, Strategic Planning and Customer Satisfaction Committees. The Board concluded that James Sumas should continue to serve as a Director in part due to his in-depth knowledge of all aspects of the Company and Wakefern, and his leadership and operational experience obtained over his 61 years serving the Company.

Robert Sumas has served as President since 2009. He has served variously as Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company since 1969. Robert Sumas is Chairman of Wakefern’s Health and Beauty Aids Committee and is a member of Wakefern’s Communications, Sales and Merchandising, Property Management and Nonfoods Committees. The Board concluded that Robert Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and Wakefern obtained over his 53 year career with the Company.

William Sumas has served as Vice Chairman of the Board since 2009. He has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is a member of Wakefern’s Environmental, Government Relations, and Sanitation, Safety and Appearance Committees. He recently served as Chairman of the New Jersey Food Council for 8 years. The Board concluded that William Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of Wakefern, the Company, the local real estate environment and governmental matters obtained over his 47 year career with the Company.

John P. Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company’s frozen food and dairy operations. John P. Sumas is a member of Wakefern’s Frozen Food and Dairy Committees. The Board concluded that John P. Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of Wakefern and the Company obtained over his 43 year career with the Company.

Kevin Begley has served as a Director since June 2009 and was the Company’s Chief Financial Officer from 1987 until his retirement in December 2014. In addition, he served as Treasurer from 2002 through 2014. Mr. Begley is a Certified Public Accountant. Mr. Begley also serves as a Director of Push to Walk, a non-profit organization that provides individualized workouts and resources to people with spinal cord injuries and other forms of paralysis. The Board concluded that Kevin Begley should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and his finance and accounting knowledge obtained over his 34 year career.

Nicholas Sumas has served as a Director since June 2009 and Chief Marketing Officer since 2014. Mr. Sumas is also a member of the Wakefern Food Corporation Board of Directors. Mr. Sumas has held a diversity of supervisory positions since his employment in 1994 and was Vice President from 2007 through 2014. He is currently also responsible for store operations and perishables. Nicholas Sumas is Vice Chairman of Wakefern’s Digital Commerce, Operations Excellence and Meat Committees, and is a member of Wakefern’s CGO and Finance Committees. The Board concluded that Nicholas Sumas should continue to serve as a Director of the Company in part due to his in-depth knowledge of Wakefern and the Company.

John J. Sumas has served as a Director since June 2009, Chief Operating Officer since 2014, and was appointed General Counsel in 2007. In addition, he served as Vice President from 2007 through 2014. He is Chairman of Wakefern’s Food Service Committee, Chairman of Wakefern’s Retail Employee Relations Committee, and a member of Wakefern’s Insurance and Shop-Rite Retail Services Committees. The Board concluded that John J. Sumas should continue to serve as a Director of the Company in part due to his knowledge of Wakefern and the Company, as well as his legal experience.

Steven Crystal has served as a Director and Chairman of the Audit Committee since 2001. Mr. Crystal also owns motorcycle dealerships in both Reno, NV and Salt Lake City, UT. In addition, Mr. Crystal also owns a 65,000 sq. ft. Ace Hardware and Furniture store in Sparks, Nevada. Since 1980, Mr. Crystal has been a member of The New York Commodity Exchange and The New York Mercantile Exchange and actively trades commodities on and off the floor. Beginning in 2013, Mr. Crystal began serving as Chairman of the Board of Automated Cash Systems, a debit card processor for the casino industry. Between 2005 and 2008, Mr. Crystal, as commodity trading advisor and a commodity pool operator, managed a hedge fund — Crystal Investment Partners, L.P. — registered with the National Futures Association. In addition, Mr. Crystal owns and manages multiple commercial real estate properties. The Board concluded that Steven Crystal should continue to serve as a Director of the Company in part due to his knowledge of the Company obtained from serving as a director for 15 years, and for his broad experience in owning and managing various retail, real estate and investment entities.

David C. Judge has served as a Director of the Company since June 2003. Mr. Judge is the principal of DS&C Advisors, LLC, which primarily provides financial consulting services. He was formerly an Executive Vice President for The Bank of New York Mellon (“BNYM”). He was BNYM’s Head of Securities Industry Banking, with responsibility for all investment bank, commercial bank and broker/dealer client relationships. Mr. Judge previously held a diversity of assignments in corporate banking during his 29-year career on Wall Street, including managing BNYM’s Retailing Industry Division and the Corporate Credit Analysis &

Monitoring Group. He was a member of BNYM’s Operating Committee, which is responsible for executing the strategy and policies of the firm on a global basis. He previously served as a Director for Contemporary Guidance Services for eight years, where he was Chairman of the Audit Committee. The Board concluded that David C. Judge should continue to serve as a Director of the Company in part due to his strong financial background and his experience serving on other Boards.

Peter R. Lavoy has served as a Director since June 2009. Mr. Lavoy has 40 years of executive experience in the New Jersey retail grocery industry. Mr. Lavoy retired from Foodtown, Inc., a cooperative grocery chain, as President and Chief Operating Officer in December 2006. From 2004 to June 2014, he served on the Board of Trustees of the Food Institute, a trade association providing information and services to the food industry. The Board concluded that Peter R. Lavoy should continue to serve as a Director of the Company in part due to his senior executive experience in, and extensive knowledge of, the retail food industry.

Stephen F. Rooney has served as a Director since June 2009. Mr. Rooney is a Senior Vice President/Chief Credit Officer of Unity Bank. Previous to this, he was a financial analyst with Standard & Poor’s asset-backed securities group and a corporate lending officer with CoreStates Bank where he focused on the retail industry, with a specialty in supermarket lending. The board concluded that Stephen F. Rooney should continue to serve as a Director of the Company due to his strong financial background and past lending experience with the retail industry.

The Board recommends that the shareholders vote FOR all the nominees named above for election to the Board.

The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director’s duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which a director derived an improper personal benefit.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

The Company is a “controlled company” under the corporate governance rules of NASDAQ. Therefore the Company is not required to and does not have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors to identify and recommend nominees to the Board of Directors; or (3) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by the Sumas Family Group of shares allowing it to cast more than 50% of the votes eligible to be cast for the election of directors. The Board of Directors has determined that each nonmanagement director, except Kevin Begley, is independent as defined by the Rules of the SEC and the listing standards of NASDAQ.

The Board held four meetings in fiscal 2016. All directors attended at least 75% of the meetings of the Board, and meetings of Board committees on which the director served, during the time such director served on the Board or committee.

The Executive Committee, which consists of James Sumas, Robert Sumas, William Sumas and John P. Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

Board Leadership Structure and Role in Risk Oversight

The Board believes that, at the present time, the interests of the Company and its shareholders are best served by having its Chief Executive Officer, James Sumas, also serve as Chairman of the Board. The CEO is the person most familiar with the Company’s business and industry, strategies and challenges. The Board believes that the combined role of Chairman and CEO promotes unified leadership and direction for the Company.

Management is responsible for the day to day management of the risks that the Company faces, while the Board as a whole and through its committees, has responsibility for the oversight of risk management. The Board and its committees receive periodic reports from financial, legal and other management members regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.

The Compensation Committee

The Compensation Committee, which consists of James Sumas, John P. Sumas, Robert Sumas, John J. Sumas, Steven Crystal, David C. Judge and Peter Lavoy, has the primary responsibility for establishing the compensation paid to executive officers of the Company. This includes base salary, bonus awards and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. During fiscal 2016, the Compensation Committee met twice. The Compensation Committee does not utilize a charter.

The Audit Committee

The Audit Committee is comprised of four directors, Steven Crystal, Peter Lavoy, Stephen Rooney and David C. Judge, each of whom is independent as defined by the listing standards of NASDAQ. The Audit Committee: (1) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance; (2) retains and monitors the independence and performance of the Company’s independent auditors; (3) provides an avenue of communication among the independent auditors, management and the Board of Directors; and (4) approves in advance the fees paid to the independent registered public accounting firm for all services provided. The Audit Committee operates under a charter adopted by the Board of Directors, which is attached to this 2016 proxy statement as Appendix A. During fiscal 2016, the Audit Committee met eight times.

The Board of Directors has determined that David C. Judge is an “audit committee financial expert” as defined by applicable SEC regulations and that all members of the Audit Committee are able to read and understand financial statements as required by NASDAQ regulations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four independent directors, as defined by the rules of the SEC and the listing standards of NASDAQ, and operates under a charter adopted by the Board of Directors. The members of the Committee are Steven Crystal (Chair), Peter Lavoy, Stephen Rooney and David C. Judge. The Committee appoints the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. In addition, the independent auditors are responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended July 30, 2016, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of July 30, 2016, and the independent auditor’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of that date. The Audit Committee discussed with the independent auditors the matters required to be discussed by the standards of the Public Company Accounting Oversight Board.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent auditors that firm’s independence. On the basis of these items, the Audit Committee determined that KPMG LLP is independent.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 30, 2016 filed with the Securities and Exchange Commission.

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for fiscal 2016 and 2015, and fees billed for other services rendered by KPMG LLP:

	2016	2015
Audit fees(1)	$547,500	$525,500
Audit-related fees	—	—
Tax fees(2)	81,495	63,000
All other fees	—	—

Total fees	$628,995	$588,500

(1)	Audit fees consist of audits of the annual consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews and services provided in connection with statutory and regulatory filing engagements, including issuance of consents.

(2)	Tax fees consist of fees for tax compliance and consultation services.

The Audit Committee has considered whether the providing of non-audit services is compatible with maintaining the auditors’ independence. The Audit Committee pre-approves all services provided by the independent auditors.

Audit Committee

STEVEN CRYSTAL, CHAIRMAN

David C. Judge

Peter R. Lavoy

Stephen F. Rooney

NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS

The full Board of Directors acts on all matters concerning the identification, evaluation and nomination of director candidates. The Board does not utilize a charter in performing this function. As a matter of policy, the Board will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder) in writing to the Board of Directors at 733 Mountain Avenue, Springfield, New Jersey, 07081. Information regarding director candidates for election to the Board in 2017 must be submitted by July 1, 2017.

The Board’s process for evaluating candidates recommended by any shareholder is the same as for candidates recommended by the Board, management or others. In searching for appropriate candidates, the Board adheres to criteria established for the consideration and selection of candidates. The Board views the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for Board decisions; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues; (iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; and (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs. Each director candidate will be considered without regard to gender, race, religion, national origin or sexual orientation.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate with the Board of Directors by sending written communication to the directors c/o the Company’s Secretary, 733 Mountain Avenue, Springfield, New Jersey 07081. All such communications will be reviewed by the Secretary to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary. The Secretary shall report to the Board of Directors on the number and nature of communications that were determined not to be forwarded.

The Company has a policy of requiring all directors standing for election at the annual meeting of shareholders to attend such meeting, unless unforeseen circumstances arise. All eleven directors attended the 2015 annual meeting of shareholders held on December 11, 2015.

CODE OF ETHICS

The Company has a written Code of Ethics that applies to, among others, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. During fiscal 2016, there were no changes to, or waivers of, the Code of Ethics. The Company will furnish a copy of the Code of Ethics, without charge, to each person who forwards a written request to the Company’s Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. The Code of Ethics is also available at www.sec.gov as an Exhibit to the 2016 Form 10-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board has the primary responsibility for establishing the compensation paid to the executive officers of the Company, including the named executive officers who are identified in the Summary Compensation Table below. This includes base salary, bonus awards and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. The Compensation Committee consists of James Sumas, Chairman of the Board of Directors and Chief Executive Officer; John P. Sumas, Executive Vice President; Robert Sumas, President; John J. Sumas, Chief Operating Officer and General Counsel; Steven Crystal, David C. Judge and Peter R. Lavoy, independent directors.

The primary objective of the Company’s executive compensation program is to attract, motivate and retain executive officers of outstanding ability and to align the interests of these executive officers with the interests of shareholders. Most of the named executive officers own a substantial amount of the Company’s common stock and thus have a direct and substantial interest in the long-term growth of shareholders’ wealth. In light of this ownership, there is less need to directly relate compensation for the named executive officers to long-term Company performance.

Neither management nor the Compensation Committee currently engages any consultant related to executive or director compensation matters. In setting compensation levels, the Committee considers the overall level of responsibility and performance of the individual executive, compensation levels of executive officers obtained through commercially available survey data, compensation of executive officers obtained through reviews of annual proxy statements, compensation paid to corporate executives of Wakefern and other ShopRite members, the financial performance of the Company and other achievements during the most recently completed fiscal year, overall economic conditions, and competitive operating conditions. The Compensation Committee does not specifically benchmark to compensation data obtained, but rather subjectively utilizes the above factors in setting compensation for the named executive officers. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of areas under the executive’s control, leadership, execution of strategic initiatives and decision making abilities. Although financial performance of the Company is a factor in setting executive compensation, financial and other performance targets are not utilized.

The Company’s executive compensation for the named executive officers includes the following components: base salary, annual bonus plan, restricted stock awards, retirement benefits and other benefits.

Salary

Named executive officers are paid a base salary with annual increases at the discretion of the Compensation Committee. In addition to the competitive data outlined above and Company performance, individual factors are also considered in setting base salaries. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of areas under the executive’s control, leadership, execution of strategic initiatives and decision making abilities. Based on subjective and qualitative considerations, including the Company’s performance in fiscal 2015, the Compensation Committee granted raises to each of the named executive officers of 2-3% in fiscal 2016.

Annual Bonus

The Company’s executive compensation program includes an annual non-equity incentive cash bonus designed to reward executive officers for overall Company success and individual performance. The actual bonus amounts earned by the named executive officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these bonus amounts are paid in the subsequent year. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of areas under the executive’s control, leadership, execution of strategic initiatives and decision making abilities. The bonuses awarded in fiscal 2016 by the Committee, which represents a 4% decrease from fiscal 2015, also considered the Company’s 6% decrease in net income, excluding nonrecurring items. Although the annual bonus award is not targeted as a specific percentage of the named executive officer’s base salary, the bonus awards in fiscal 2016 range from 30% to 43% of base salary.

Equity

Awards based on the Company’s common stock have been granted periodically to the named executive officers and approximately sixty other employees. During fiscal 2014, the Company granted 23,400 restricted shares to James Sumas, Robert Sumas, William Sumas and John P. Sumas. Kevin Begley and John Van Orden were granted 13,950 and 12,000 restricted shares, respectively. Additional information about these awards is included in the tables that follow. The Compensation Committee believes equity awards align the interest of employees with the interest of shareholders. The Company has utilized restricted share grants. The Compensation Committee considers several factors in determining the amounts of stock based awards granted to the named executive officers, including the officer’s level in the organization, individual performance and comparison to compensation levels at similar companies. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of areas under the executive’s control, leadership, execution of strategic initiatives and decision making abilities.

Stock awards have generally been granted at the Board of Directors’ meeting held in March, which is shortly after the release of second quarter earnings.

The Company does not have specific equity ownership guidelines, although as noted above, all of the named executive officers own a substantial amount of the Company’s common stock.

Retirement Benefits

The Company sponsors a defined benefit and a defined contribution plan for its non-union employees. On February 15, 2016 the Company amended this defined benefit plan to freeze all benefits effective March 31, 2016. The named executive officers participate in both of these plans. Certain named executive officers also participate in a supplemental executive retirement plan. Additional details regarding retirement benefits available to the named executive officers can be found in the 2016 Pension Benefits Table and the accompanying narrative description that follows this discussion and analysis.

Village also maintains a deferred compensation plan in which the named executive officers, as well as other supervisory employees, are eligible to participate. No officers currently participate in this plan, although one named executive officer previously participated in this plan. This plan is a nonqualified plan under which participants may elect to defer the receipt of a portion of their salary or bonus otherwise payable to them. Compensation deferred bears interest at the actual rate of return earned on the contributed assets, which are invested in mutual funds, and thus is not a preferential rate of interest. Deferred amounts are paid out only in cash, in accordance with deferral options selected by the participant at the time the deferral election is made.

Other Benefits

The Company’s group health, dental, vision and life insurance plans are available to eligible full-time and part-time employees. These plans do not discriminate in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in these plans. The Company provides the named executive officers, as well as all supervisory personnel, a Company vehicle. The Company provides the named executive officers with long-term disability insurance. There are no other benefits provided to the named executive officers.

The Company believes the perquisites described above are necessary and appropriate in providing competitive compensation to our executive officers.

Employment Agreements

None of our current named executive officers has an employment contract.

The Company’s equity plans described above provide for accelerated vesting of options and restricted share grants in the event of a change in control of the Company. This potential acceleration applies to all employees receiving grants and does not discriminate in favor of the named executive officers.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1,000,000 annually. Compensation that is “qualified performance-based compensation” generally is not subject to this $1,000,000 deduction limit. The Company’s awards of restricted stock vest solely with the passage of time, are not performance based and, as a result, compensation expense for those awards are not deductible to the extent they exceed $1,000,000.

Financial Statement Restatement

The Company does not have a policy relative to making retroactive adjustments to any incentive compensation paid to the named executive officers where payment was based on the achievement of results that were subsequently the subject of restatement. The Company has never restated its financial statements.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee has assessed the compensation policies and practices for our employees and we have concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

RESULTS OF 2014 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the 2014 Annual Meeting of Shareholders, we held our second advisory vote on executive compensation. Over 73% of the votes cast were in favor of this advisory proposal. The Committee considered this favorable outcome when deciding to make no material changes in the structure of our compensation programs. The Committee will continue to consider the results from the future advisory votes to be held every three years on executive compensation, in accordance with the advisory vote of Shareholders in 2011.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and incorporated by reference into its annual report on Form 10-K. The report is provided by the following directors, who comprise the committee.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James Sumas, Chairman

John P. Sumas

Robert Sumas

John J. Sumas

David C. Judge

Steven Crystal

Peter R. Lavoy

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)	Non- equity incentive plan compensation	Change in pension value and non- qualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
James Sumas	2016	934,715	333,450	—	—	—	16,527	12,780	1,297,472
Chairman and	2015	916,851	351,000	—	—	—	(222,414)	7,940	1,053,377
CEO	2014	917,337	297,428	674,622	—	—	(328,603)	6,865	1,567,649
Robert Sumas	2016	754,610	280,250	—	—	—	220,165	11,523	1,266,548
President	2015	740,158	295,000	—	—	—	(236,740)	6,266	804,684
	2014	740,547	250,416	674,622	—	—	(228,679)	8,587	1,445,493
William Sumas	2016	655,825	271,700	—	—	—	264,085	12,134	1,203,744
Executive Vice	2015	643,319	286,000	—	—	—	(276,987)	8,680	661,012
President	2014	635,294	243,699	674,622	—	—	(366,855)	6,505	1,193,265
John P. Sumas	2016	648,450	271,700	—	—	—	411,224	10,206	1,341,580
Executive Vice	2015	635,942	286,000	—	—	—	(199,007)	9,493	732,428
President	2014	639,294	243,699	674,622	—	—	55,504	7,919	1,621,038
John Van Orden(4)	2016	334,800	100,000	—	—	—	31,114	10,875	476,789
CFO	2015	302,083	90,000	—	—	—	15,752	4,974	412,809
Kevin Begley(4)(5)	2015	276,130	75,000	—	—	—	—	3,028	354,158
Former CFO	2014	624,294	318,699	402,178	—	—	57,746	7,959	1,410,876

(1)	These amounts represent the grant date fair value of restricted share awards granted to the named executive officer with respect to the fiscal year. The compensation for fiscal 2014 is calculated for James Sumas, Robert Sumas, William Sumas and John P. Sumas as 23,400 Class A restricted shares granted on March 14, 2014 times the $28.83 grant price, which was the market value on the date of grant. Mr. Begley’s compensation is calculated as 13,950 shares times the $28.83 grant price. Restrictions on these shares for James Sumas, Robert Sumas, William Sumas and John P. Sumas lapse on March 14, 2017, the third anniversary of the grant, as long as the officer is employed by the Company at that time. Restrictions on Mr. Begley’s shares lapse one third each year beginning March 14, 2015, provided he is an officer or director on those dates. Any dividends declared on the Company’s Class A common stock are payable on the restricted shares.

(2)	This amount shows the change in pension value in each fiscal year presented. Amounts from the Nonqualified Deferred Compensation Table were omitted since the aggregate earnings amount included no above-market or preferential earnings.

(3)	In accordance with SEC rules, this table omits information regarding group life and health plans that do not discriminate in favor of executive officers of the Company and that are generally available to all salaried employees. The amounts shown in this column include employer costs related to personal use of Company automobiles, which is added to the named executive officers’ taxable earnings in accordance with IRS rules, long-term disability insurance premiums, and the Company’s matching contribution to our 401(k) Plan.

(4)	In December 2014, Mr. Begley retired and Mr. Van Orden was appointed CFO. Mr. Begley continues to serve as a Director. Mr. Van Orden’s 2015 compensation also includes amounts earned prior to being appointed CFO.

(5)	In Fiscal 2015 Mr. Begley received pension benefits of $3,928,536 as a result of his retirement. The reduction in pension value for Mr. Begley in 2015 of $1,321,225 was excluded from the above amounts as including it would result in negative total compensation of $967,067.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each named executive officer with respect to each award of restricted stock that was made at any time, had not vested and remained outstanding at July 30, 2016. There were no option awards outstanding for any named executive officer at July 30, 2016; thus that portion of the table is omitted.

Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)
James Sumas	23,400	$740,376
Robert Sumas	23,400	740,376
William Sumas	23,400	740,376
John P. Sumas	23,400	740,376
John Van Orden	12,000	379,680

(1)	Restricted shares vest on March 14, 2017. The market value of the Company’s restricted stock was $31.64 per share, the closing market price of the Company’s Class A common stock on July 29, 2016.

PENSION BENEFITS

The following table provides information on pension benefits as of July 30, 2016 for the named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

James Sumas	VSMERP	49	1,164,366	66,659

	SERP	49	2,688,630	—

Robert Sumas	VSMERP	49	1,414,536	92,488

	SERP	49	3,352,447	—

William Sumas	VSMERP	47	1,508,829	—

	SERP	47	3,900,866	—

John P. Sumas	VSMERP	43	1,675,841	—

	SERP	43	4,218,820	—

John Van Orden	VSMERP	4	67,145	—

(1)	The present value of the accumulated benefit for each named executive officer reflects pension benefits payable at the earliest age the named executive officer may retire without significant benefit reductions, or current age, if later. The same assumptions used in Note 8 to the Village Super Market, Inc. audited consolidated financial statements in the 2016 Annual Report and the Management’s Discussion and Analysis included therein are used in calculating the present value of accumulated pension benefits.

The Company sponsors a defined benefit pension plan (the Village Super Market Employees Retirement Plan, or “VSMERP”) for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1988 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years’ compensation. Normal retirement date is age 65. Employees are eligible for early retirement upon the attainment of age 55 and the completion of at least 15 years of vested service. Benefits are reduced by  1⁄15 for each of the first five years the early retirement date precedes normal retirement date and  1⁄30 for each of the succeeding five years. The Company has never granted any extra years of credited service. Effective March 31, 2016, plan benefits earned were frozen and participants will no longer earn additional benefits under the plan.

In addition to the defined benefit pension plan described above, the Company adopted the Supplemental Executive Retirement Plan of Village Super Market, Inc. (the “SERP”) effective January 1, 2004 for certain named executive officers to compensate for limitations on benefits available through the VSMERP. Participants vest in the SERP benefit at a rate of 20% per year of service beginning in calendar 2004. The retirement benefit at normal retirement date for the SERP is calculated as 50% of the individual’s average compensation during his or her highest sixty consecutive months in the last ten years before retirement, reduced by both the benefit the participant is entitled to receive under the VSMERP and the amount of the participant’s social security benefits. Normal retirement is defined as the later of age 65 or five years of participation in the SERP. Early retirement is permitted upon the attainment of age 55 and the completion of at least five years of vesting service. Early retirement benefits are subject to a reduction of  1⁄15 for each of the first five years the early retirement date precedes the normal retirement date and  1⁄30 for each of the succeeding five years. Covered compensation under the SERP includes all salary and bonuses, whether paid in cash or deferred.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on nonqualified deferred compensation for the named executive officers for fiscal 2016.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James Sumas	—	—	—	—	—
Robert Sumas	—	—	—	—	—
William Sumas	—	—	—	—	—
John P. Sumas	—	—	—	—	—
John Van Orden	—	—	—	—	—

The named executive officers are eligible to participate in a nonqualified deferred compensation plan under which certain employees may elect to defer the receipt of up to 25% of their salary or 100% of their bonus otherwise payable to them, and thereby defer taxation of the deferred amount until actual payment in future years. Participants may elect to defer payment for a specified number of years or until retirement or termination of employment. Earnings on deferred amounts are allocated to individuals based on the actual performance of the invested funds, which is not a preferential rate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors and Chief Executive Officer; John P. Sumas, who is an executive officer of the Company serving as Executive Vice President; Robert Sumas, who is an executive officer of the Company serving as President; John J. Sumas, who is an executive officer of the Company serving as Chief Operating Officer and General Counsel; and Steven Crystal, Peter Lavoy and David C. Judge, directors of the Company. As noted elsewhere in the Proxy Statement under “Transactions with Related Parties”, James Sumas, Robert Sumas and John P. Sumas, through Sumas Realty Associates, have certain business relationships with the Company. There are no other compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the Company’s Board members who serve as executive officers of such other entities.

DIRECTOR COMPENSATION

The following table describes the fiscal year 2016 compensation for non-employee directors. Employee directors receive no compensation for their Board service.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)	Non-equity incentive plan com- pensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensa- tion ($)	Total ($)
Steven Crystal	52,500	—	—	—	—	—	52,500
David C. Judge	50,000	—	—	—	—	—	50,000
Peter R. Lavoy	50,000	—	—	—	—	—	50,000
Stephen F. Rooney	50,000	—	—	—	—	—	50,000
Kevin Begley	50,000	—	—	—	—	—	50,000

(1)	These amounts represent the grant date fair value of stock awards with respect to the fiscal year. As described in the Summary Compensation Table, Mr. Begley was awarded 13,950 restricted shares on March 14, 2014. All other non-employee directors were awarded 10,800 Class A restricted shares on March 14, 2014. The grant date price of these shares was $28.83. Restriction on these shares lapse one third each year on the anniversary of the grant.

(2)	Aggregate stock awards outstanding at fiscal year end were 3,600 shares each for Mr. Lavoy, Mr. Rooney, Mr. Crystal and Mr. Judge and 4,650 shares for Mr. Begley.

Non-employee directors are currently paid an annual retainer of $50,000. In addition, the Chairman of the Audit Committee is paid $2,500. No meeting fees are currently paid. In addition, the Company has periodically granted to each of its non-employee directors either options to purchase shares or restricted shares.

TRANSACTIONS WITH RELATED PERSONS

The Company’s supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2021. The annual rent under this lease is $642,000. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among the Estate of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John P. Sumas.

All obligations of the Company to Wakefern Food Corporation are personally guaranteed by certain members of the Sumas family.

It is the Company’s policy that the independent directors review and approve any transactions with related persons in excess of $120,000. There were no transactions required to be reviewed or approved in fiscal 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s executive officers and directors to file with the SEC reports of ownership and reports of changes in ownership of Class A stock and Class B stock. Copies of these reports must also be furnished to the Company. Based solely on a review of these filings and written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during fiscal 2016.

SELECTION OF INDEPENDENT AUDITORS

The appointment by the Audit Committee of KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 29, 2017 is to be submitted at the meeting for ratification or rejection. The consolidated financial statements of the Company for the 2016, 2015 and 2014 fiscal years were audited by KPMG LLP.

Representatives of KPMG LLP are expected to be present at the 2016 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Although ratification by the shareholders of the appointment of independent auditors is not required, the Audit Committee will reconsider its appointment of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

The Board recommends that the shareholders vote FOR the ratification of KPMG LLP as the Company’s independent auditors for fiscal 2017.

DESCRIPTION OF THE VILLAGE SUPER MARKET, INC. 2016 STOCK PLAN

The following is a description of the purpose and material provisions of the Village Super Market, Inc. 2016 Stock Plan (the “Plan”). This summary is qualified in its entirety by reference to the complete text of the Plan, which is filed as an exhibit to this proxy statement and is on file with the SEC. It can be inspected at the SEC website, www.sec.gov. Capitalized terms used but not defined below have the meanings set forth in the Plan.

The purpose of the Plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company and to provide a means whereby eligible persons can acquire and maintain Class A Common Stock ownership, or be paid incentive compensation measured by reference to the value of Class A Common Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these eligible persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options (“ISOs”), Nonqualified Stock Options (“NQSOs”), Restricted Stock Awards and Stock Bonuses, or any combination of the foregoing. Unless terminated earlier as provided herein, this Plan will terminate ten years from the date the Plan is adopted.

Shares Subject to The Plan. The total number of shares reserved and available for grant and issuance pursuant to this Plan will be 1,200,000 Class A Shares plus Class A Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued.

Eligibility. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. All other Awards may be granted to employees, officers and directors of the Company.

Administration. The Plan will be administered by the Board or a Committee of the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to: (a) select persons to receive Awards; (b) determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards; (c) determine the vesting, exercisability and payment of Awards; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; (e) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company; (f) prescribe, amend and rescind rules and regulations relating to this Plan or any Award; (g) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan; (h) grant waivers of Plan or Award conditions; (i) determine whether an Award has been earned; and (j) make all other determinations necessary or advisable for the administration of this Plan.

Options. The Committee will determine: whether Options granted will be ISOs or NQSOs, the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. No Option will be exercisable after the expiration of ten years from the date the Option is granted. In addition, no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year may not exceed $100,000.

Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award.

Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company. The Committee may award a Stock Bonus for past services rendered to the Company. A Stock Bonus may also be awarded upon satisfaction of such performance goals as are set out in advance in a Participant’s individual Award Agreement. Stock Bonuses may vary from Participant to Participant and between groups of Participants.

Corporate Transactions. In the event of certain corporate transactions, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).

Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

The Village Super Market, Inc. 2016 Stock Plan is submitted to shareholders for their approval and will be approved if a majority of the votes cast are voted in favor of adoption of the Plan. The Board recommends the shareholders vote FOR the approval of the plan.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any proposal that a shareholder intends to present at the Company’s 2017 Annual Meeting of Shareholders, presently scheduled to be held on December 15, 2017, and requests to be considered for inclusion in the Company’s Proxy Statement for the 2017 Annual Meeting, must be received by the Company no later than July 1, 2017. Such requests should be made in writing and sent to the Secretary of the Company, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

OTHER MATTERS

The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 30, 2016, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company’s Common Stock on October 14, 2016. Requests are to be addressed to the Secretary of the Company, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

By order of the Board of Directors,

WILLIAM SUMAS,

Secretary

October 31, 2016

Appendix A

Village Super Market, Inc.

Charter of the Audit Committee of the Board of Directors

Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by, and reports to, the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s responsibilities include:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and the adequacy of disclosures to shareholders.

•	Provide an avenue of communication among the independent auditors, management and the Board.

The Committee has the authority to conduct any investigation it deems appropriate to fulfilling these responsibilities and shall have direct access to the independent auditors. The Committee can retain, at the Company’s expense, any legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The independent auditors shall report directly to the Committee.

Audit Committee Composition and Meetings

Committee members shall meet the requirements of the NASDAQ and the Securities and Exchange Commission. The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent, non-executive directors free from any relationship that would interfere with independent judgment. All members of the Committee must be financially literate and able to understand and evaluate fundamental financial statements. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Audit Committee members shall be appointed by, and a Chairman designated by, the Board. No member of the Committee can be removed except by majority of the independent directors of the full Board then in office.

The Committee shall meet at least four times annually, or more frequently as circumstances require. The Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session, at least annually, with management, the independent auditors, and as a committee to discuss any matters that the Committee, or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and any significant findings by the auditors. The Chairman is responsible for ensuring that Minutes are maintained for each meeting and subsequently approved by the Committee.

Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of the Committee Charter at least annually. Submit the charter to the Board for approval and have the Charter published at least every three years in accordance with applicable regulations.

2.	Review the Company’s quarterly and annual financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the action management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management responses. Review the results with the Board.

4.	Not less than on a quarterly basis, discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with applicable auditing standards. The Chairman of the Committee, or his designee on the Audit Committee, may represent the entire Committee for purposes of this review.

5.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting, financial or auditing matters.

6.	Review and approve related person transactions, as defined by SEC rules, and establish and oversee policies and procedures for the review and approval of related person transactions.

7.	Receive reports from the principal executive and financial officers of the company regarding each of the following:

i.)	Their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls over financial reporting and procedures for financial reporting (“internal controls”).

ii.)	All significant deficiencies in the design or operation of internal controls that could adversely affect the company’s ability to record, process, summarize and report financial data.

iii.)	Whether they have identified for the independent auditor any material weakness in the internal controls.

iv.)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

v.)	Whether there were significant changes in the internal controls or in the other factors that could significantly affect the internal controls since the date they evaluated them, including corrective actions with regard to significant deficiencies and material weaknesses.

Independent Auditors

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm for the purpose of issuing an annual report or for performing audit or attest services. The independent registered public accounting firm reports directly to the Committee.

8.	The independent auditors are directly accountable to the Committee. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The lead Partner of the independent auditor team will be reviewed and evaluated by the Committee.

9.	Approve in advance the fees and other significant compensation to be paid to the independent auditors for all services provided (including tax services).

10.	On an annual basis, the Committee should review and discuss with the independent auditors any relationships they have with the Company that could impair the auditor’s independence.

11.	Review the auditor’s plan with respect to scope, staffing, locations, reliance upon management and general audit approach.

12.	Prior to releasing quarterly and year-end earnings, discuss the results of the quarterly reviews or year-end audit with the independent auditors. Discuss certain matters required to be communicated to the Audit Committee in accordance with applicable auditing standards.

13.	Consider the independent auditor’s judgment about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

Other Responsibilities

14.	On at least an annual basis, review with legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators, government agencies, and any other relevant authorities.

15.	Annually prepare a report to shareholders as required by the SEC for inclusion in the Company’s proxy statement.

16.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

17.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee, or the Board of Directors, deems necessary or appropriate.

Exhibit

VILLAGE SUPER MARKET, INC.

2016 STOCK PLAN

1. Purpose. The purpose of the Village Super Market, Inc. 2016 Stock Plan (the “Plan”) is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and Affiliates and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and Affiliates and promoting an identity of interest between stockholders and these eligible persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Bonuses, or any combination of the foregoing. Capitalized terms not defined in the text are defined in Section 25.

2. Shares Subject to The Plan. Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 1,200,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers and directors of the Company or any Parent, Affiliate or Subsidiary of the Company.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

a.	select persons to receive Awards;

b.	determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards;

c.	determine the vesting, exercisability and payment of Awards;

d.	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

e.	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

f.	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

g.	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

h.	grant waivers of Plan or Award conditions;

i.	determine whether an Award has been earned; and

j.	make all other determinations necessary or advisable for the administration of this Plan.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

4.2 Appointment of Committee. The Committee shall be appointed from time to time by the Board. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. Notwithstanding the foregoing, (i) with respect to any Award intended to qualify as “performance-based” compensation within the meaning of the regulations promulgated under Section 162(m) of the Code, and (ii) with respect to any Award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Committee shall consist solely of two or more “non-employee directors” within the meaning of such Rule, or, in the alternative, of the entire Board.

4.3 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

5. Options. The Committee may grant Options to eligible persons and will determine: whether such Options will be intended to be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement (“Stock Option Agreement”), which will expressly identify the Option as an ISO or a NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.3 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will not be less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.4 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

a.	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

b.	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be a NQSO), but in any event no later than the expiration date of the Options.

c.	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the

Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them.

5.9 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose, which, in the case of such Award intended to qualify as “performance-based” compensation under Section 162(m) of the Code, shall be established no later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the lapse of all restrictions with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of                 , between Village Super Market, Inc. and                 . A copy of such Agreement is on file at the Principal executive offices of the Company.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

6.5 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7. Stock Bonuses.

7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may also be awarded upon satisfaction of such performance goals as are set out in advance in a Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8. Payment For Share Purchases.

8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

a.	by cancellation of indebtedness of the Company to the Participant;

b.	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

c.	by waiver of compensation due or accrued to the Participant for services rendered;

d.	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

e.	by such other method as the Committee or the Board deems appropriate in its sole discretion.\

9. Withholding Taxes.

9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

10. Privileges of Stock Ownership. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock;

provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

11. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

15. Exchange And Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. Securities Law And Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18. Corporate Transactions.

18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18 or otherwise. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.4 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

18.5 Prohibition Against Repricing. Except to the extent that (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or to grant any new Option in substitution for or upon the cancellation of Options previously granted.

19. Section 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participant of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment unless and until he or she shall incur a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if, as of a Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (i) the six-month anniversary of such separation from service or (ii) the date of the Participant’s death.

20. Section 83(b) Election. The Company, its Affiliates and the Committee have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of any Award subject to Section 83 of the Code in the Participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

21. Right of Offset. Notwithstanding any provision of the Plan to the contrary, and to the extent permitted by applicable law (including Section 409A of the Code), the Company may offset any amount to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.

22. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board.

23. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

24. General.

24.1 Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

24.2. Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

24.3. Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

24.4. Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

24.5. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith. To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that (i) approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person and (ii) such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her behalf.

24.6. Governing law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regard to the principles of conflicts of law thereof.

24.7. Funding. No provision of the Plan shall (i) require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes; or (ii) create a fiduciary relationship between the Company and a Participant or any other person. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

24.8. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

24.9. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

24.10. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

24.11. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

24.12. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

24.13. Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

24.14. Nonexclusivity of The Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. Definitions. As used in this Plan, the following terms will have the following meanings:

“Adjustment Event” means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merge, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

“Affiliate” means any entity which controls the Company, is controlled by the Company or is under common control with the Company.

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the Company, a Subsidiary or Affiliate having cause to terminate a Participant’s employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee or such other committee appointed by the Board consisting of two or more directors, or in the absence of any such committee, the full Board of Directors of the Company.

“Committee” means the Compensation and Stock Option Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

“Common Stock” means the Class A Common Stock of the Company.

“Company” means Village Super Market, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

a)	if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

c)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

d)	if none of the foregoing is applicable, by the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee such as the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

a)	Net revenue and/or net revenue growth;

b)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

c)	Operating income and/or operating income growth;

d)	Net income and/or net income growth;

e)	Earnings per share and/or earnings per share growth;

f)	Total stockholder return and/or total stockholder return growth;

g)	Return on equity;

h)	Operating cash flow return on income;

i)	Adjusted operating cash flow return on income;

j)	Economic value added; and

k)	Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

“Plan” means this Village Super Market, Inc. 2016 Stock Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and any other business organization, regardless of form in which the Company possesses, directly or indirectly, 50% or more of the total combined existing interests in such organization.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer or director to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

As adopted by the Board of Directors of Village Super Market, Inc. as of                 , 2016.

ANNUAL MEETING OF SHAREHOLDERS OF

VILLAGE SUPER MARKET, INC.

December 16, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/12706

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	21130300000000000000 3			121616

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors for the Company’s Board of Directors listed below:				2. Ratification of KPMG LLP as the independent registered public accounting firm for fiscal 2017.	☐	☐	☐
		NOMINEES:		3. To approve the Village Super Market, Inc. 2016 Stock Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	O James Sumas O Robert Sumas O William Sumas O John P. Sumas O Nicholas Sumas O John J. Sumas O Kevin Begley O Steven Crystal O David C. Judge O Peter R. Lavoy O Stephen F. Rooney		To transact any other business which may properly come before the meeting or any adjournment thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

	☐	■

	VILLAGE SUPER MARKET, INC. 733 Mountain Avenue, Springfield, New Jersey 07081
	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William Sumas and Nicholas Sumas and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the “Company”), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 16, 2016, at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated on the reverse side upon the following matters, which are described more fully in the accompanying proxy statement.

	(Continued and to be signed on the reverse side)

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